Exhibit 10(n)(1)
----------------

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     BETWEEN
                           FPIC INSURANCE GROUP, INC.
                                       AND
                                  KIM D. THORPE


         THIS AMENDMENT is made, entered into and effective as of the 14th day of December 2001, by and between FPIC Insurance Group, Inc., a Florida corporation (hereinafter referred to as "Employer"), and Kim D. Thorpe (hereinafter referred to as "Employee").

         1. Paragraph 1 of the Employment Agreement between Employer and Employee dated as of November 22, 1999 (the "Employment Agreement") is amended as follows:

                  "This Employment Agreement is made and entered into as of the 22nd day of November, 1999 by and between FPIC Insurance Group, Inc., a Florida corporation, with its principal place of business at 225 Water Street, Suite 1400, Jacksonville, Florida 32202 (hereinafter referred to as "Employer"), and Kim D. Thorpe, an individual presently residing at 8282 Riding Club Road, Jacksonville, Florida 32256 (hereinafter referred to as "Employee")."

         2. Section 1(b) of the Employment Agreement is amended to read in its entirety as follows:

                "1.   Terms of Employment.
                      -------------------

                      (b) In the event Employer does not give notice to Employee prior to the end of any calendar year, commencing with calendar year 2000, that it wishes to extend this Employment Agreement as specified in subparagraph (a) above, Employee may voluntarily terminate Employee's employment under this Employment Agreement by giving at least ninety (90) days written notice to Employer. Following the effective date of such voluntary termination, Employee shall continue to receive Employee's annual salary, payable as immediately prior to termination, plus all benefits to which Employee is then entitled under subparagraph 2(e) below for the balance of the term of this Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer (the "Benefit Cost"), Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an executive of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         3. Section 4(b) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (b)     Voluntary Termination by Employer.
                              ---------------------------------

                              Employer may terminate this Employment
                              Agreement at any time for any reason
                              sufficient to it, by act of its Board. Such termination shall be immediately effective. Following such voluntary termination, Employee shall continue to receive Employee's annual salary, payable immediately prior to termination, together with any benefits accrued to the date of termination, plus all benefits to which Employee is then entitled under subparagraph 2(e) above, for the balance of the then current Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is, provided, however, if Employee directly or indirectly engages in or acts as an executive of or consultant for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         4. Section 4(c) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (c)     Permanent Disability of Employee.
                              --------------------------------

                              If Employee has been, for substantially all the normal working days during three (3) consecutive months, unable to perform Employee's responsibilities and duties and to exercise Employee's authorities in a satisfactory manner due to mental or physical disability, then Employee may be deemed "permanently disabled," and Employee's employment may be terminated at the election of the Board of Employer. Any determination of permanent disability made by Employer shall be final and conclusive. In the event that Employer deems Employee "permanently disabled," Employee shall be entitled to receive the unpaid balance of Employee's annual salary, together with other accrued benefits pursuant to subparagraph 2(e) above, to the date of the determination of being permanently disabled, payable as immediately prior to termination for the remaining term of this Employment Agreement, less any amount received by Employee under any Employer-provided long term disability coverage and/or program; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an executive of or consultant

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


                              for any trade or occupation that is in competition with Employer, such salary and benefits shall thereupon terminate."

         5. Section 4(d) of the Employment Agreement is amended to read in its entirety as follows:

                "4.   Termination.
                      -----------

                      (d)     Death of Employee.
                              -----------------

                              This Employment Agreement shall terminate on the date of Employee's death, and Employer shall pay, in a lump sum, to the estate or personal representative of Employee the unpaid balance of Employee's annual salary, together with other accrued benefits under subparagraph 2(e) above, to the date of death."

         6. Section 4(f) of the Employment Agreement is amended to read in its entirety as follows:

                "4    Termination.
                      ------------

                      (f) Constructive Discharge. Employee may terminate this Employment Agreement in the event of Constructive Discharge by providing written notice to Employer within three months after the occurrence of such event, specifying the event relied upon for a Constructive Discharge. "Constructive Discharge" shall mean any (i) material change by Employer of Employee's position, functions, or duties to an inferior position, functions, or duties from that in effect on the date of this Agreement, (ii) assignment, reassignment, or relocation by Employer of Employee without Employee's consent to another place of employment more than 50 miles from Employee's current place of employment, (iii) liquidation, dissolution, consolidation or merger of Employer, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of Employer immediately before such transaction and expressly assumes this Employment Agreement and all obligations and undertakings of Employer here-under, or (iv) reduction in Employee's base salary or target bonus opportunity (if greater than the target bonus opportunity, the average of the annual bonuses paid to Employee in the three calendar years prior to the calendar year of the Constructive Discharge). Following termination of Employee's employment in the event of a Constructive Discharge, Employee shall continue to receive Employee's annual salary, payable as immediately prior to termination, plus all benefits to which Employee is then entitled, under subparagraph 2(e) above, for the balance of this Employment Agreement; provided, that if Employer is unable to continue to provide such benefits to Employee at substantially the same cost it would incur were Employee still employed by Employer, Employer shall have the right to pay Employee the Benefit Cost of such benefits in lieu of continuing to provide such benefits to Employee. It is provided, however, if Employee directly or indirectly engages in or acts as an executive of or consultant for any trade or occupation that is in


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


                              competition with Employer, such salary and benefits shall thereupon terminate. Employer and Employee, upon mutual agreement, may waive any of the foregoing provisions that would otherwise constitute a Constructive Discharge. Within ten days of receiving such written notice from Employee, Employer may cure the event that constitutes a Constructive Discharge."

         Except as amended by this Amendment, the Employment Agreement and the Extension of Employment Agreement dated December 20, 2001 shall remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                       FPIC INSURANCE GROUP, INC.


______________________________         By:______________________________________
Attest                                       John R. Byers
                                             President and Chief Executive
                                                Officer


______________________________         _________________________________________
Attest                                       KIM D. THORPE






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